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                                                                  EXHIBIT 10.19


                      SECURED NON-RECOURSE REVOLVING NOTE

$5,996,250.00                                   ______________ County, ________
                                                           ________ ___, 200___

         FOR VALUE RECEIVED, the undersigned, JPI Multifamily Investments L.P., a Delaware limited partnership ("Borrower"), hereby promises to pay to the order of Education Realty Operating Partnership, LP, a Delaware limited partnership with its principal place of business at 530 Oak Court Drive, Suite 300, Memphis, Tennessee 38117 ("Lender"), the principal sum of Five Million Nine Hundred Ninety Six Thousand Two Hundred Fifty Dollars ($5,996,250.00) or so much thereof as may be outstanding from time to time pursuant to the Revolving Loan Agreement, together with interest thereon at the rates and commencing at the times and pursuant to the terms hereinafter provided until this Revolving Note is paid in full.

         1. TERMS. Capitalized terms used herein without definition have the meanings ascribed to them in the Revolving Loan Agreement of even date herewith (as amended from time to time in accordance with the terms thereof, the "Revolving Loan Agreement"), by and between Borrower and Lender.

         2. PRINCIPAL AND INTEREST PAYMENTS. Advances made from time to time under this Revolving Note shall bear interest from the date of the Advance (computed on the basis of a 365-day year for the actual number of days occurring in the period for which such interest is payable) at a rate per annum equal to the Applicable Interest Rate on the principal amount from time to time remaining unpaid. Interest hereunder shall be payable quarterly with each such payment on the day that is five (5) business days following the payment of the regular quarterly dividend by Education Realty Trust, Inc., a Maryland corporation. Any outstanding principal and accrued but unpaid interest not theretofore paid shall be due and payable in full on the Revolving Loan Maturity Date.

         3. NON-RECOURSE NOTE. This Note is secured by a pledge by Borrower of its partnership interests in Lender pursuant to that certain Collateral Assignment of Partnership Interest and Pledge Agreement of even date (the "Collateral Assignment"). Unless Borrower shall exercise Borrower's option to guarantee a portion of the indebtedness represented by this Note in accordance with the Revolving Loan Agreement, in the event of non-payment by Borrower under this Note, the sole recourse of Lender with respect to the indebtedness represented by this Revolving Note shall be against the collateral pledged pursuant to the Collateral Assignment and distributions with respect to such collateral and Borrower shall have no liability from, under or with respect to this Note in excess of such amounts.

         4. PAYMENTS AND COMPUTATIONS. All payments on account of the indebtedness evidenced by this Revolving Note shall be made in lawful money of the United States and shall be first applied to interest due and the remainder to any principal outstanding. All computations of interest shall be made by Lender on the basis of a 365-day year for the actual number of days


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occurring in the period for which interest is payable. Payments shall be made at the principal place of business of Lender.

         5. APPLICABLE LAW. Borrower represents and agrees that this instrument and the rights and obligations of all parties hereunder shall be governed by and construed under the laws of the State of Texas, without regard to the conflicts of law principles.

         6. SEVERABILITY. If any portion of any provision or provisions, of this Revolving Note is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, then such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Revolving Note shall be construed as if the illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained.

         7. SEVERABILITY AND SAVINGS CLAUSE. Notwithstanding any other provision of this Revolving Note or any other agreement between Borrower and Lender, nothing herein shall require Borrower to pay, or the holder of this Revolving Note to accept, interest in an amount which subjects the holder to any penalty or forfeiture under applicable law, and in no event shall the total of all charges payable hereunder (whether of interest or of such other charges which may or might be characterized as interest) exceed the maximum rate permitted to be charged under applicable law. If Lender or any other holder of this Revolving Note receives any payment which is or would be in excess of that permitted to be charged under applicable law, the payment shall have been, and shall be deemed to have been, made in error and shall be held as additional cash collateral for the indebtedness evidenced by this Revolving Note.

         8. INCORPORATION BY REFERENCE. This Revolving Note is the Revolving Note referred to in the Revolving Loan Agreement and has been executed and delivered pursuant to, is entitled to the benefits of, and shall be governed by, the terms and conditions of the Revolving Loan Agreement, which are expressly incorporated herein by this reference.

         9. WAIVER. Borrower and its successors and assigns waive demand, presentment for payment, notice of dishonor, protest and notice of protest, notice of intent to accelerate and notice of acceleration, diligence in collecting or bringing suit against any party hereto and all other notices other than as expressly provided in the Revolving Loan Agreement, and agree to all extensions, renewals, indulgences, releases or changes which from time to time may be granted by the holder hereof and to all partial payments hereon, with or without notice before or after maturity.

         10. NOTICES. All notices and communications pursuant to or in respect of this Revolving Note shall be given in accordance with the Revolving Loan Agreement.

         11. TIME IS OF THE ESSENCE. Time is of the essence as to all dates set forth herein and in the Revolving Loan Agreement.


           (THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK).


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         Borrower has executed and delivered this Revolving Note as of the day and year first set forth above.


                                    BORROWER:


                                    JPI MULTIFAMILY INVESTMENTS, L.P., a
                                    Delaware limited partnership

                                    By:  New GP, LLC, its General Partner

                                    By:
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                                    Name:
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                                    Title:
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